Exhibit 99.2

Execution Version

PURCHASE AGREEMENT

This Purchase Agreement (“Agreement”) is made as of the 31st day of October, 2008, by and among POLYMET MINING CORP., a corporation existing under the laws of British Columbia (the “Company”), POLY MET MINING, INC. (the “Issuer”), a corporation existing under the laws of the State of Minnesota and GLENCORE AG, a corporation existing under the laws of Switzerland (the “Purchaser”).

RECITALS

A. The Company, the Issuer and the Purchaser are executing and delivering this Agreement in reliance upon: the exemption from securities registration afforded by Section 4(2) of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “1933 Act”), and Rule 506 of Regulation D (“Regulation D”), as promulgated by the U.S. Securities and Exchange Commission (the “SEC”) under the 1933 Act; and the exemption from the prospectus and registration requirements of Canadian Securities Laws provided under Section 2.10 of NI 45-106 and Instrument 71.205 of the British Columbia Securities Commission;

B. The Purchaser wishes to purchase, and the Issuer and the Company, as applicable, wish to sell and issue to the Purchaser, upon the terms and subject to the conditions stated in this Agreement:

(i) Floating Rate Secured Debentures of the Issuer due September 30, 2011, in the form attached hereto as Exhibit A in five separate tranches, consisting of four Debentures in the aggregate principal amount of US$25,000,000, in each case to be issued and delivered by the Issuer and paid for by the Purchaser upon fulfillment or waiver by the Purchaser of the conditions set forth in Sections 4.2, 4.4, 4.5 and 4.6, respectively, and the fulfillment or waiver by the Issuer and the Company of the conditions set forth in Section 4.3, and a fifth Debenture in the principal amount of US$25,000,000 (the “Tranche E Debenture”) to be issued and delivered by the Issuer and paid for by the Purchaser on the date (the “Tranche E Closing Date”) the conditions set forth in Section 4.7 (the “Tranche E Closing Conditions”) are fulfilled or waived by the Purchaser;

(ii) a warrant of the Company, in the form attached hereto as Exhibit B-1 (the “Exchange Warrant”), exercisable from time to time for common shares of the Company (the “Common Shares”); and

(iii) a warrant of the Company, in the form attached hereto as Exhibit B-2 (the “Purchase Warrant” and, together with the Exchange Warrant, the “Warrants”), to purchase an aggregate of up to 6,250,000 Common Shares, all for an aggregate purchase price of US$50,000,000 (the “Subscription Amount”), of which US$7,500,000 shall be payable to the Issuer on the Closing Date (the “Immediately Available Subscription Amount”) subject to fulfillment or waiver of the conditions set out in Sections 4.2 and 4.3 (the “Closing Conditions”);

C. Contemporaneous with the execution and delivery of this Agreement, the Purchaser and the Company are executing and delivering a registration rights agreement, substantially in the form attached hereto as Exhibit C (the “Registration Rights Agreement”), pursuant to which the Company has agreed to provide certain registration rights under the 1933 Act, and the rules and regulations promulgated thereunder, and applicable state securities laws, and certain prospectus qualification rights under Canadian Securities Laws; and

E. Contemporaneous with the execution and delivery of this Agreement, the Purchaser and the Issuer are executing and delivering a marketing agreement (the “Marketing Agreement”), copper concentrates offtake agreement (the “Copper Offtake Agreement”) and nickel concentrates offtake agreement (the “Nickel Offtake Agreement”), in each case on terms and conditions mutually satisfactory to the Purchaser and the Issuer.

In consideration of the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Definitions. In addition to those terms defined above and elsewhere in this Agreement, for the purposes of this Agreement, the following terms shall have the meanings here set forth:

1.1. “2005 Contract for Deed” means that certain Contract for Deed dated November 15, 2005 and recorded in the office of the St. Louis County Registrar of Titles as Document 810204.

1.2. “2006 Contracts for Deed” means, collectively, that certain Contract for Deed dated December 20, 2006, and recorded in the office of the St. Louis County Recorder as Document Numbers 1070974 and in the office of the St. Louis County Registrar of Titles as Document Number 847133, and that certain Contract for Deed dated December 20, 2006, and recorded in the office of the St. Louis County Recorder as Document Number 1070975 and in the office of the St. Louis County Registrar of Titles as Document Number 847134.

1.3. “Additional Leased Lands Mortgage” shall have the meaning set forth in Section 3.3(d) hereof.

1.4. “Additional Leased Lands” means the land and premises situated in the County of St. Louis, State of Minnesota, located in township 59 north, range 13 west and described as SW  1/4 of SE  1/4, Section 9, NW  1/4 of SW  1/4, Section 10, and SW  1/ 4 of SW  1/4, Section 10, to be leased by the Issuer after the date hereof.

1.5. “Affiliate” means, with respect to any Person, any other Person which directly or indirectly controls, is controlled by, or is under common control with, such Person, where “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

1.6. “Agreements” means this Agreement, the Registration Rights Agreement, the Debentures, the Warrants, the Security Documents, the Marketing Agreement, the Copper Offtake Agreement and the Nickel Offtake Agreement.

1.7. “Ancillary Agreements” means the Registration Rights Agreement, the Marketing Agreement, the Copper Offtake Agreement and the Nickel Offtake Agreement.

1.8. “Applicable Law” means, with respect to any Person, property, transaction or event, any present or future: (i) domestic or foreign statute, law (including common and civil law), treaty, code, ordinance, convention, rule, regulation, restriction or by-law (zoning or otherwise); (ii) judgment, order, writ, injunction, decision, direction, determination, ruling, decree or award; (iii) regulatory policy, practice, ruling, interpretation, guideline or directive; or (iv) any order, permit, approval, grant, license, consent, right, franchise, privilege, certificate exemption, waiver, registration or other authorization, binding on or affecting the Person, property, transaction or event referred to in the context in which the term is used in each case whether or not having the force of law.

1.9. “Applicable Pension Legislation” means, at any time, any applicable Canadian or United States federal, state or provincial pension legislation, including all regulations made thereunder and all rules, regulations, rulings, guidelines, directives and interpretations made or issued by any Governmental Authority in Canada or the United States having or asserting jurisdiction in respect thereof, each as amended or replaced from time to time.

1.10. “Approved Markets” shall have the meaning set forth in Section 7.10 hereof.

1.11. “Benefit Plans” means all employee benefit plans or arrangements that are not Pension Plans, including all profit sharing, savings, supplemental retirement, retiring allowance, severance, pension, deferred compensation, stock, stock option, welfare, bonus, incentive compensation, phantom stock, legal services, supplementary unemployment benefit plans or arrangements and all life, health, dental and disability plans and arrangements in which the employees or former employees of the Company or the Issuer participate or are eligible to participate.

1.12. “Business Day” shall mean any day other than a Saturday, Sunday or a day on which commercial banks in the City of New York, New York, Vancouver, British Columbia or Zug, Switzerland are authorized or required by law or executive order to remain closed.

1.13. “Canadian Disclosure Documents” means the Company’s Annual Report on Form 20-F for the fiscal year ended January 31, 2008, as amended, and all other financial statements, management’s discussion and analysis, proxy circulars, material change reports, press releases and other documents required to be filed on SEDAR under Canadian Securities Laws since January 31, 2008.

1.14. “Canadian Securities Laws” means all applicable securities laws in each of the provinces and territories of Canada and the respective regulations made thereunder, together with applicable published fee schedules, prescribed forms, rules, multilateral or national instruments, orders, rulings and other regulatory instruments issued or adopted by the Securities Commissions.

1.15. “Closing” means the consummation of the transactions contemplated by this Agreement in respect of the issuance and purchase of the Tranche A Debenture and the Warrants, after the fulfillment or waiver of the conditions set out in Sections 4.2 and 4.3, and “Closing Date” means the date of such Closing.

1.16. “Closing Conditions” shall have the meaning set forth in recital B hereof.

1.17. “Collateral” means the assets (tangible, intangible or otherwise) of the Company and the Issuer described as such in the Security Documents.

1.18. “Common Shares” shall have the meaning set forth in recital B hereof.

1.19. “Company” shall have the meaning set forth in the first paragraph hereof.

1.20. “Company Required Regulatory Approvals” shall mean the regulatory approvals listed on Schedule 1.20 hereto.

1.21. “Copper Offtake Agreement” shall have the meaning set forth in recital E hereof.

1.22. “Debentures” means the Tranche A Debenture, the Tranche B Debenture, the Tranche C Debenture, the Tranche D Debenture and the Tranche E Debenture.

1.23. “EDGAR” means the SEC’s Electronic Data Gathering, Analysis and Retrieval system or any successor thereto.

1.24. “Encumbrance” means any hypothec, mortgage, pledge, security interest, encumbrance, lien, charge, deposit arrangement, lease, adverse claim, right of set-off or agreement, trust, deemed trust or any other arrangement or condition that in substance secures payment or performance of an obligation of the Company or the Issuer, statutory and other non-commercial leases or encumbrances and includes the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement.

1.25. “Environmental Laws” shall have the meaning set forth in Section 5.1(z) hereof.

1.26. “Erie Plant” means the owned taconite concentrator and pellet plant and supporting infrastructure and surrounding lands located approximately six miles west of the NorthMet Deposit, together with all related property and assets.

1.27. “Erie Plant Mortgage” shall have the meaning set forth in Section 3.3(b) hereof.

1.28. “Erie Plant Mortgage Amendment” shall have the meaning set forth in Section 3.3(d) hereof.

1.29. “Event of Default” means (i) an “Event of Default” as defined in the Debentures, and (ii) an event of default under a Material Agreement that has had, or reasonably could have, a Material Adverse Effect.

1.30. “Exchange Warrant” shall have the meaning set forth in recital E hereof.

1.31. “Failure to Agree” shall have the meaning set forth in Section 9 hereof.

1.32. “Governmental Authority” means any government (including any federal, provincial, state, territorial, municipal or local government) or political subdivision or any agency, authority, bureau, regulatory or administrative authority, central bank, monetary authority, commission, department or instrumentality thereof, the TSX and the NYSE Alternext or any other public securities exchange, or any court, tribunal, judicial entity, or arbitrator, whether foreign or domestic.

1.33. “Immediately Available Subscription Amount” shall have the meaning set forth in recital B hereof.

1.34. “Intellectual Property Rights” shall have the meaning set forth in Section 5.1(y) hereof.

1.35. “Issuer” shall have the meaning set forth in the first paragraph hereof.

1.36. “Lease” shall have the meaning set forth in Section 5.1(o) hereof.

1.37. “Leased Real Properties” means the leasehold interests in the real properties at the municipal addresses listed in on, and legally described in, Schedule 5.1(o).

1.38. “Marketing Agreement” shall have the meaning set forth in recital E hereof.

1.39. “Material Adverse Effect” means any event, occurrence or condition (or series of related events, occurrences or conditions) which, individually or in the aggregate, could reasonably be expected to have a material adverse effect on or results in a material adverse change in any of the following: (i) the condition (financial or otherwise), business, assets or results of operations of the Company and the Issuer considered as a whole; (ii) the ability of the Company or the Issuer to perform any of its obligations under the terms of the Agreements; (iii) the validity or enforceability of any of the Agreements or the rights and remedies of the Purchaser under the terms of the Agreements; or (iv) any Encumbrance on any material portion of the Collateral in favour of the Purchaser or the perfection or priority thereof; or (v) the Security Documents.

1.40. “Material Agreements” means (i) those agreements listed on Schedule 4.2(v) (as amended, restated, supplemented or replaced as permitted hereunder), and (ii) those agreements (as amended, supplemented, revised or restated as permitted herein from time to time) of the Company or the Issuer, the breach, non-performance or cancellation of which or the failure of which to renew could reasonably be expected to have a Material Adverse Effect and which cannot promptly be replaced by alternative comparable contracts with comparable commercial terms; provided, however, that for greater certainty, with respect to clause (ii) only “Material Agreements” do not include employment agreements.

1.41. “Maximum Rate” shall have the meaning set forth in Section 11.14 hereof.

1.42. “NI 45-106” means National Instrument 45-106 – Prospectus and Registration Exemptions.

1.43. “Nickel Offtake Agreement” shall have the meaning set forth in recital E hereof.

1.44. “NorthMet Deposit” means the polymetallic copper-nickel-cobalt-platinum group element deposit situated on a mineral lease of approximately 4,200 acres located in St. Louis County in northeastern Minnesota, U.S.A., at approximately latitude 47° 36’ north, longitude 91° 58’ west, about 70 miles north of the City of Duluth and 6.5 miles south of the town of Babbitt, together with all related property and assets.

1.45. “NorthMet Lease Mortgage” shall have the meaning set forth in Section 3.3(d) hereof.

1.46. “NorthMet Project” means the mining project comprised of the NorthMet Deposit and the Erie Plant.

1.47. “NorthMet Project Budget” means the budget for construction and project development in respect of the NorthMet Project as at the Closing Date; provided, however, that such budget may be amended, supplemented or otherwise modified from time to time with the prior written consent of the Purchaser.

1.48. “NYSE Alternext” means the New York Stock Exchange Alternext US.

1.49. “Outside Date” means the first anniversary of the Closing Date.

1.50. “Owned Real Property” means the land and premises listed on, and legally described in, Schedule 5.1(n) and the buildings and fixtures thereon.

1.51. “Parent Guarantee” means the guarantee, dated the date hereof, by the Company, in the form attached hereto as Exhibit D.

1.52. “Pension Plan” means any plan, program, agreement or arrangement for the purpose of Applicable Pension Legislation or under the Income Tax Act (Canada) (whether or not required under such law) that is maintained or contributed to or to which there is or may be an obligation to contribute by the Company or the Issuer in respect of their respective employees or former employees.

1.53. “Permitted Encumbrances” means the following types of Encumbrances:

(i)	statutory Encumbrances of landlords and Encumbrances of carriers, warehousemen, mechanics, suppliers, material men, repairmen and other Encumbrances imposed by law incurred in the ordinary course of business and Encumbrances for taxes, assessments or governmental charges or claims, in either case, for sums not yet overdue or being contested in good faith by appropriate proceedings, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

(ii)	Encumbrances incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

(iii)	Encumbrances upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(iv)	Encumbrances encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of the Company, including rights of offset and setoff;

(v)	bankers’ liens, rights of setoff and other similar Encumbrances existing solely with respect to cash on deposit in one or more accounts maintained by the Company, in each case granted in the ordinary course of business in favour of the bank or banks with which such accounts are maintained, securing amounts owing to such bank with respect to cash management and operating account arrangements, including those involving pooled accounts and netting arrangements; provided, however, that in no case shall any such Encumbrances secure (either directly or indirectly) the repayment of any Debt (as such term is defined in the Debentures);

(vi)	leases or subleases (or any Encumbrances related thereto) granted to others that do not materially interfere with the ordinary course of business of the Company;

(vii)	attachment or judgment Encumbrances not giving rise to an Event of Default and which are being contested in good faith by appropriate proceedings;

(viii)	easements, rights-of-way, restrictions and other similar charges or encumbrances not materially interfering with the ordinary course of business of the Company;

(ix)	zoning restrictions, licenses, restrictions on the use of real property or minor irregularities in title thereto, which do not materially impair the use of such real property in the ordinary course of business of the Issuer and its Subsidiaries or the value of such real property for the purpose of such business;

(x)	any right of first refusal, right of first offer, option, contract or other agreement to sell an asset existing on the date hereof and set forth in Schedule 1.53;

(xi)	Encumbrances securing hedging obligations entered into for bona fide hedging purposes of the Company not for the purpose of speculation;

(xii)	the Encumbrances, if any, under the 2005 Contracts for Deed and the 2006 Contracts for Deed; and

(xiii)	the Encumbrances listed in Schedule 1.53.

1.54. “Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, pool, syndicate, sole proprietorship, unincorporated organization, Governmental Authority or any other form of entity not specifically listed herein.

1.55. “Pledge Agreement” shall have the meaning set forth in Section 3.3(e).

1.56. “Prohibited Transactions” shall have the meaning set forth in Section 6.11 hereof.

1.57. “Publication Condition” means the publication of a final Environmental Impact Statement with respect to the NorthMet Project by the State of Minnesota in the State Environmental Quality Board Monitor.

1.58. “Purchase Warrant” shall have the meaning set forth in recital B hereof.

1.59. “Registration Rights Agreement” shall have the meaning set forth in recital D hereof.

1.60. “Regulation D” shall have the meaning set forth in recital A hereof.

1.61. “Rule 144” shall have the meaning set forth in Section 6.2 hereof.

1.62. “Sarbanes-Oxley Act” shall have the meaning set forth in Section 5.1(ii) hereof.

1.63. “SEC” shall have the meaning set forth in recital A hereof.

1.64. “SEC Filings” means the Company’s Annual Report on Form 20-F for the fiscal year ended January 31, 2008, as amended, and all other reports filed by the Company pursuant to the 1934 Act since January 31, 2008.

1.65. “Securities” means the Debentures, Warrants and Warrant Shares.

1.66. “Securities Commissions” means the securities commissions or other securities regulatory authorities in each of the provinces and territories of Canada.

1.67. “Security Agreements” shall have the meaning set forth in Section 3.3(a) hereof.

1.68. “Security Documents” means the Security Agreements, the Erie Plant Mortgage, the NorthMet Lease Mortgage, the Pledge Agreement, the Parent Guarantee, such other security documents as the Purchaser may request as security for the Debenture, and any other documents and filings required thereunder in order to grant the Purchaser a first priority security interest in the assets of the Company and the Issuer specified such Security Documents, including all UCC-1 filing receipts.

1.69. “SEDAR” means the System for Electronic Document Analysis and Retrieval.

1.70. “Senior Construction Financing” means Debt in respect of construction financing for the NorthMet Project which is in aggregate in an amount equal to or greater than $250,000,000 (or such lesser amount as may be consented to in writing by the Purchaser) such that the construction of the NorthMet Project may reasonably be expected to be completed.

1.71. “Subscription Amount” shall have the meaning set forth in recital B hereof.

1.72. “Subsidiary” means any non-natural Person of which the Company owns or controls, directly or indirectly, not less than 50% of the total combined voting power represented by all classes of equity securities issued by such Person.

1.73. “Taxes” includes all present and future income, corporation, capital gains, capital and value-added and goods and services taxes and all stamp and other taxes and levies, imposts, deductions, duties, charges and withholdings whatsoever imposed by any Governmental Authority, together with interest thereon and penalties with respect thereto, if any, and charges, fees and other amounts made on or in respect thereof.

1.74. “Trading Affiliates” shall have the meaning set forth in Section 6.11 hereof.

1.75. “Tranche A Debenture” means the debenture in the form attached hereto as Exhibit A in the original principal amount of US$7,500,000.

1.76. “Tranche B Closing” means the consummation of the transactions contemplated by this Agreement in respect of the issuance and purchase of the Tranche B Debenture, after the fulfillment or waiver of the conditions set out in Sections 4.4.

1.77. “Tranche B Closing Date” means December 15, 2008.

1.78. “Tranche B Debenture” means the debenture in the form attached hereto as Exhibit A in the original principal amount of US$7,500,000.

1.79. “Tranche B Subscription Amount” means US$7,500,000.

1.80. “Tranche C Closing” means the consummation of the transactions contemplated by this Agreement in respect of the issuance and purchase of the Tranche C Debenture, after the fulfillment or waiver of the conditions set out in Sections 4.5.

1.81. “Tranche C Closing Date” means March 31, 2009.

1.82. “Tranche C Debenture” means the debenture in the form attached hereto as Exhibit A in the original principal amount of US$5,000,000.

1.83. “Tranche C Subscription Amount” means US$5,000,000.

1.84. “Tranche D Closing” means the consummation of the transactions contemplated by this Agreement in respect of the issuance and purchase of the Tranche D Debenture, after the fulfillment or waiver of the conditions set out in Sections 4.6.

1.85. “Tranche D Closing Date” means June 30, 2009.

1.86. “Tranche D Debenture” means the debenture in the form attached hereto as Exhibit A in the original principal amount of US$5,000,000.

1.87. “Tranche D Subscription Amount” means US$5,000,000.

1.88. “Tranche E Closing Conditions” shall have the meaning set forth in recital A hereof.

1.89. “Tranche E Closing Date” shall have the meaning set forth in recital A hereof.

1.90. “Tranche E Debenture” shall have the meaning set forth in recital B hereof.

1.91. “Tranche E Subscription Amount” means US$25,000,000.

1.92. “TSX” means the Toronto Stock Exchange.

1.93. “Wardrop Technical Report” means the technical report entitled “Technical Report on the NorthMet Deposit, Minnesota” dated September 21, 2007 prepared by Wardrop Engineering Inc.

1.94. “Warrants” shall have the meaning set forth in recital B hereof.

1.95. “Warrant Shares” means the Common Shares issuable upon exercise of or otherwise pursuant to the Warrants.

1.96. “1933 Act” shall have the meaning set forth in the recital A hereof.

1.97. “1934 Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

2. Interpretation.

2.1. Recitals And Schedules. The recitals, schedules and exhibits to this Agreement form an integral part of this Agreement.

2.2. Headings. The inclusion of headings in this Agreement is for convenience of reference only and shall not affect the construction or interpretation hereof.

2.3. Gender and Number. In this Agreement, unless the context otherwise requires, words importing the singular include the plural and vice versa and words importing gender include all genders.

2.4. Time Periods. Unless otherwise specified, time periods within or following which any payment is to be made or act is to be done shall be calculated by excluding the day on which the period commences and including the day on which the period ends and by extending the period to the next Business Day following if the last day of the period is not a Business Day.

2.5. Business Days. If any payment is required to be made or other action is required to be taken pursuant to this Agreement on a day which is not a Business Day, then such payment or action shall be made or taken on the next Business Day.

2.6. Including. Where the word “including” or “includes” is used in this Agreement, it means “including without limitation” or “includes without limitation”.

2.7. Currency. Except where otherwise expressly provided, all amounts in this Agreement are stated and shall be paid in the currency of the United States of America.

2.8. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to the principles of conflicts of law thereof that would defer to the substantive laws of another jurisdiction.

3. Subscription for Debenture and Warrants.

3.1. Purchase and Sale of the Debentures and Warrants. Subject to the terms and conditions of this Agreement and on the basis of the representations and warranties made herein:

(a) the Purchaser hereby agrees to purchase on the Closing Date, the Tranche B Closing Date, the Tranche C Closing Date, the Tranche D Closing Date and the Tranche E Closing Date, at an aggregate purchase price equal to the Subscription Amount, and the Company hereby agrees to sell and issue to the Purchaser, the Debentures in an original principal amount equal to the Subscription Amount;

(b) the Purchaser hereby agrees to purchase on the Closing Date at an aggregate purchase price equal to US$1.00, and the Company hereby agrees to sell and issue to the Purchaser, the Purchase Warrant for US$1.00; and

(c) the Purchaser hereby agrees to purchase on the Closing Date at an aggregate purchase price equal to US$1.00, and the Company hereby agrees to sell and issue to the Purchaser, the Exchange Warrant for US$1.00.

3.2. Terms. The terms of the Debentures to be issued to the Purchaser are set forth in the form of debenture attached hereto as Exhibit A. The terms of the Exchange Warrant to be issued to the Purchaser are set forth in the form of warrant attached hereto as Exhibit B-1. The terms of the Purchase Warrant to be issued to the Purchaser are set forth in the form of warrant attached hereto as Exhibit B-2.

3.3. Security. The Debentures shall be secured by the following security, together with any relevant power of attorney, registrations, filings and other supporting documentation in form and in substance satisfactory to the Purchaser as is deemed necessary by the Purchaser or its counsel to perfect the same or otherwise in respect thereof:

(a) general security agreements in the forms of Exhibit E and Exhibit F executed by each of the Company and the Issuer, respectively (collectively, the “Security Agreements”) constituting a first-ranking and exclusive charge on all assets of the Company and the Issuer, respectively, subject, if and to the extent applicable, to any Permitted Encumbrance;

(b) a first ranking mortgage on the Issuer’s interest in and to that part of the Erie Plant that comprises the lands and premises described in, and that are the subject of, the 2005 Contract for Deed in the form of Exhibit G (the “Erie Plant Mortgage”) in the principal amount of US$50,000,000, which mortgage shall be registered and effective on or before the Closing Date;

(c) an amendment to the Erie Plant Mortgage pursuant to which the Issuer grants a first ranking mortgage on the Issuer’s interest in and to the lands and premises described in, and that are the subject of the 2006 Contracts for Deed in the form of Exhibit H (the “Erie Plant Mortgage Amendment”);

(d) a first ranking mortgage of leasehold interest in respect of the NorthMet Lease in the form of Exhibit I (the “NorthMet Lease Mortgage”) and in respect of the Additional Leased Lands (the “Additional Leased Lands Mortgage”), each in the principal amount of US$50,000,000, which mortgages shall be registered and effective on or before the Tranche E Closing Date;

(e) a pledge of the common shares of the Issuer held by the Company, among the Company and the Purchaser, in the form of Exhibit J (the “Pledge Agreement”), representing all of the issued and outstanding shares of the Issuer, together with all share certificates evidencing ownership of such shares; and

(f) the Parent Guarantee.

3.4. Use of Proceeds. The proceeds of the sale of the Securities shall be used by the Company for initial capital and development costs associated with the NorthMet Project in accordance with the NorthMet Project Budget delivered to the Purchaser pursuant to Section 4.2(a) and to be approved by the Purchaser pursuant to Section 4.3(c).

4. Closing and Conditions of Closing.

4.1. Closing Procedure. On fulfillment or waiver of the conditions set out in Sections 4.2 and 4.3, the Company and the Issuer, as applicable, shall promptly deliver to Purchaser’s counsel, in trust, the Tranche A Debenture and the Warrants, each registered in the name of the Purchaser, with instructions that such Tranche A Debenture and Warrants are to be held in escrow for release to the Purchaser only upon payment of the Immediately Available Subscription Amount to the Issuer, and confirmation of receipt of such payments by the Issuer. Upon receipt of the Tranche A Debenture and Warrants by counsel to the Purchaser and the execution and/or delivery of such other documents contemplated hereby to be executed and/or delivered on or prior to the Closing, the Purchaser shall promptly cause a wire transfer in same day funds to be sent to the account of the Issuer, as instructed in writing by the Issuer, in an amount equal to the Immediately Available Subscription Amount. On the date that the Issuer confirms to the Purchaser’s counsel that such funds have been received (which shall occur promptly following receipt of the Immediately Available Subscription Amount), the Tranche A Debenture and the Warrants shall be released to the Purchaser (and the date of receipt of such funds shall be deemed the Closing Date).

4.2. Closing Conditions in Favour of Purchaser. The obligation of Purchaser to purchase the Tranche A Debenture on the Closing Date shall be conditional upon the fulfillment (or waiver by Purchaser) on or before the Closing Date of the following conditions:

(a) the NorthMet Project Budget shall have been completed and a copy thereof delivered to the Purchaser, and shall be satisfactory in form and substance to the Purchaser in its sole discretion;

(b) this Agreement, the Ancillary Agreements and the Security Documents shall have been duly authorized, executed and delivered to the Purchaser by each other party thereto and shall constitute legal, valid and binding obligations of each such other party thereto;

(c) the Tranche A Debenture and Warrants shall have been duly authorized, executed and delivered to the Purchaser by the Company and the Issuer, as applicable, and shall constitute legal, valid and binding obligations of the Company and the Issuer, as applicable, and all regulatory approvals, including conditional written approval from the TSX in respect of the listing of the Warrant Shares, which approvals shall not require any amendments or modifications to the terms of the Debentures or the Warrants adverse to the Purchaser, shall have been obtained in respect thereof and a copy of the conditional written approval of the TSX shall have been delivered to the Purchaser;

(d) the Company shall have delivered to the Purchaser certified copies of its constating documents and borrowing by-laws, the resolution authorizing this Agreement, the Ancillary Documents and the Security Documents to which it is party and the incumbency of officers signing such documents and any other documents to be provided pursuant to the provisions thereof and a certificate of compliance, good standing or like certificate with respect to the Company issued by appropriate government officials of the jurisdiction of its organization;

(e) the Issuer shall have delivered to the Purchaser certified copies of its constating documents and borrowing by-laws, the resolution authorizing this Agreement, the Ancillary Documents and the Security Documents to which it is party and the incumbency of officers signing such documents and any other documents to be provided pursuant to the provisions thereof and a certificate of status, good standing or like certificate with respect to the Issuer issued by appropriate government officials of the jurisdiction of its organization;

(f) the representations and warranties set forth in Section 5.1 shall be true and correct in all respects on and as of the Closing Date, both before and after giving effect to the issuance of the Tranche A Debenture and Warrants and to the application of proceeds therefrom, by reference to the facts and circumstances then existing, and each of the Company and the Issuer shall have delivered an officer’s certificate to such effect;

(g) the Company and the Issuer shall be in compliance with their covenants hereunder and their covenants in the Ancillary Agreements and the Security Documents, and each of the Company and the Issuer shall have delivered an officer’s certificate to such effect;

(h) no Event of Default shall have occurred and be continuing, nor shall any such event occur as a result of issuing the Tranche A Debenture or the Warrants or the application of proceeds therefrom and each of the Company and the Issuer shall have delivered an officer’s certificate to such effect;

(i) no event has occurred or failed to occur since July 31, 2008 which has had or could reasonably be expected to have a Material Adverse Effect;

(j) the Issuer shall have executed and registered the Erie Plant Mortgage in the principal amount of US$50,000,000 in accordance with Section 3.3(b), and delivered a copy of such registered Erie Plant Mortgage to the Purchaser;

(k) the Purchaser shall have received a signed binding commitment to issue title insurance in respect of the lands and premises described in, and that are the subject of, the 2005 Contract for Deed providing for insurance of the Erie Plant Mortgage in the amount of US$50,000,000 and otherwise in form and on terms satisfactory to the Purchaser.

(l) the Purchaser shall be satisfied, acting reasonably, that all registrations and other actions necessary to perfect the security interest created by the Security Documents and maintain the priority of the Encumbrances in favour of the Purchaser have been made or taken;

(m) opinions of counsel to the Company and of counsel to the Issuer, addressed to the Purchaser, substantially in the forms attached hereto as Exhibits K-1 through K-3, shall have been delivered to the Purchaser;

(n) none of the assets of the Company or the Issuer shall be subject to any Encumbrances other than Permitted Encumbrances;

(o) all reasonable and documented fees and expenses then payable under this Agreement, the Ancillary Agreements or the Security Documents shall have been paid in full;

(p) the Company shall have delivered to the Purchaser evidence that all filing and recording fees related to the transactions contemplated hereby and Taxes in respect thereof have been duly paid, including the title insurance premium and mortgage registration fee payable in connection with Sections 4.2(j) and 4.2(k);

(q) the Purchaser shall be satisfied, acting reasonably, with the amount, types and terms and conditions of all insurance maintained by the Company and the Issuer, which is disclosed in Schedule 4.2(q), and the Purchaser shall have received endorsements naming the Purchaser as an additional insured or loss payee, as the case may be, under all insurance policies to be maintained with respect to the properties of the Company and the Issuer;

(r) the Company shall have delivered to the Purchaser copies of search reports agreed upon by legal counsel engaged by the Purchaser and the Company’s counsel, current as of a date reasonably near to the Closing Date, listing all effective financing statements which name the Company or the Issuer (under its present name and any previous names) as the debtor, together with copies of such financing statements (none of which shall, except with respect to Permitted Encumbrances, evidence an Encumbrance on any Collateral);

(s) the Company shall have delivered to the Purchaser releases and discharges (in registrable form where appropriate), covering all Encumbrances affecting the Collateral of the Company and the Issuer which are not Permitted Encumbrances in all applicable jurisdictions, and all statements and acknowledgments that are reasonably required in respect of other security interests affecting the Collateral to confirm that they are Permitted Encumbrances;

(t) all material approvals and consents, including all Company Required Regulatory Approvals shall have been obtained in order to complete the transactions contemplated by the Agreement, the Ancillary Agreements and the Security Documents;

(u) the Purchaser being satisfied that there is no pending or, to the knowledge of the Company, threatened judicial, administrative or other proceedings, investigations or litigation which seek to adjourn, delay, enjoin, prohibit or impose material limitations on any aspect of the transactions contemplated by the Agreement, the Ancillary Agreements or the Security Documents or which has had, or could reasonably be expected to have, a Material Adverse Effect; and

(v) the Company shall have delivered to the Purchaser true and complete copies of all Material Agreements listed on Schedule 4.2(v).

4.3. Closing Conditions in favour of the Company and the Issuer. The obligation of the Issuer to issue the Tranche A Debenture and the Company to issue the Warrants on the Closing Date shall be conditional upon the fulfillment (or waiver by the Company and the Issuer) on or before the Closing Date of the following conditions:

(a) this Agreement, the Ancillary Documents and the Security Documents shall have been duly authorized, executed and delivered to the Company and the Issuer by the Purchaser and shall constitute legal, valid and binding obligations of the Purchaser;

(b) all material approvals and consents, including all Company Required Regulatory Approvals shall have been obtained in order to complete the transactions contemplated by the Agreement, the Ancillary Agreements and the Security Documents; and

(c) the Company shall have received notice in writing from the Purchaser that it has approved the NorthMet Project Budget delivered pursuant to Section 4.2(a).

4.4. Tranche B Closing. On the Tranche B Closing Date, provided the conditions set out in this Section 4.4 below have been fulfilled or waived on or before such date, the Issuer shall promptly deliver to Purchaser’s counsel, in trust, the Tranche B Debenture, registered in the name of the Purchaser, with instructions that such Tranche B Debenture is to be held in escrow for release to the Purchaser only upon payment of the Tranche B Subscription Amount to the Issuer, and confirmation of receipt of such payments by the Issuer. Upon receipt of the Tranche B Debenture by counsel to the Purchaser and the execution and/or delivery of such other documents contemplated hereby to be executed and/or delivered on or prior to the Tranche B Closing, the Purchaser shall promptly cause a wire transfer in same day funds to be sent to the account of the Issuer, as instructed in writing by the Issuer, in an amount equal to the Tranche B Subscription Amount. On the date that the Issuer confirms to the Purchaser’s counsel that such funds have been received (which shall occur promptly following receipt of the Tranche B Subscription Amount), the Tranche B Debenture shall be released to the Purchaser (and the date of receipt of such funds shall be deemed the Tranche B Closing Date). The Tranche B Closing Date shall occur upon the fulfillment (or waiver by Purchaser) of the following conditions:

(a) the actual and proposed capital expenditures and other expenses of the Company and the Issuer shall be in material compliance with the projections and planned expenditures set out in the NorthMet Project Budget and each of the Company and the Issuer shall have delivered an officer’s certificate to the Purchaser to such effect;

(b) the representations and warranties set forth in Section 5.1 shall be true and correct in all respects on and as of the Tranche B Closing Date, by reference to the facts and circumstances then existing (except for such representations and warranties which refer to or are made as of another specified date, in which case such representations and warranties will have been true and correct in all respects as of that date) and each of the Company and the Issuer shall have delivered an officer’s certificate to the Purchaser to such effect;

(c) the Company and the Issuer shall have executed and delivered to the Purchaser (or to the Purchaser’s counsel in escrow as contemplated by Section 4.4):

(i) the Tranche B Debenture, duly executed by the Issuer;

(ii) a certificate of an officer of the Company and the Issuer respectively confirming that the resolutions referred to in Sections 4.2(d) and 4.2(e) have not been rescinded or modified by the Company or the Issuer, respectively, and a certificate of status, good standing or like certificate with respect to the Issuer and to the Company and issued by appropriate government officials of the jurisdiction of its organization; and

(iii) written confirmation of the Company that its obligations under the Parent Guarantee remain in full force and effect following the issuance of the Tranche B Debenture;

(d) the Issuer shall have executed and registered the Erie Plant Mortgage Amendment in accordance with Section 3.3(c), and delivered a copy of such registered Erie Plant Mortgage Amendment to the Purchaser, and shall have paid the mortgage registration fee payable in connection therewith;

(e) the Purchaser shall have received a signed binding commitment to issue title insurance in respect of the lands and premises described in, and that are the subject of, the 2006 Contracts for Deed providing for insurance of the Erie Plant Mortgage, as amended by the Erie Plant Mortgage Amendment in the amount of US$50,000,000 and otherwise in form and on terms satisfactory to the Purchaser, and shall have paid the title insurance premium payable in connection therewith;

(f) the Purchaser shall have received opinions of counsel to the Company and of counsel to the Issuer, addressed to the Purchaser, substantially in the forms attached hereto as Exhibits K-1 through K-3, but limited to the Tranche B Debenture, the Erie Plant Mortgage as amended by the Erie Plant Mortgage Amendment the documents executed and delivered by the Issuer in respect of the confirmation of the Company referred to in Section 4.4(c)(iii) above;

(g) the Company and the Issuer shall be in compliance with their covenants hereunder and their covenants in the Ancillary Agreements and the Security Documents, and each of the Company and the Issuer shall have delivered an officer’s certificate to the Purchaser to such effect;

(h) no Event of Default shall have occurred and be continuing, and each of the Company and the Issuer shall have delivered an officer’s certificate to the Purchaser to such effect;

(i) all interest and other payments then payable under the Tranche A Debenture shall have been paid on a timely basis and no such payments shall be late or outstanding;

(j) no event has occurred or failed to occur since July 31, 2008 which has had or could reasonably be expected to have a Material Adverse Effect;

(k) the Purchaser shall be satisfied, acting reasonably, that all registrations and other actions necessary to perfect the security interest created by the Security Documents and maintain the priority of the Encumbrances in favour of the Purchaser have been made or taken;

(l) none of the assets of the Company or the Issuer shall be subject to any Encumbrances other than Permitted Encumbrances; and

(m) the Purchaser being satisfied that there is no pending or threatened judicial, administrative or other proceedings, investigations or litigation which seek to adjourn, delay, enjoin, prohibit or impose material limitations on any aspect of the transactions contemplated by this Agreement, the Ancillary Agreements or the Security Documents or which has, or could reasonably be expected to have a Material Adverse Effect.

4.5. Tranche C Closing. On the Tranche C Closing Date, provided the conditions set out in this Section 4.5 below have been fulfilled or waived on or before such date, the Issuer shall promptly deliver to Purchaser’s counsel, in trust, the Tranche C Debenture, registered in the name of the Purchaser, with instructions that such Tranche C Debenture is to be held in escrow for release to the Purchaser only upon payment of the Tranche C Subscription Amount to the Issuer, and confirmation of receipt of such payments by the Issuer. Upon receipt of the Tranche C Debenture by counsel to the Purchaser and the execution and/or delivery of such other documents contemplated hereby to be executed and/or delivered on or prior to the Tranche C Closing, the Purchaser shall promptly cause a wire transfer in same day funds to be sent to the account of the Issuer, as instructed in writing by the Issuer, in an amount equal to the Tranche C Subscription Amount. On the date that the Issuer confirms to the Purchaser’s counsel that such funds have been received (which shall occur promptly following receipt of the Tranche C Subscription Amount), the Tranche C Debenture shall be released to the Purchaser (and the date of receipt of such funds shall be deemed the Tranche C Closing Date). The Tranche C Closing Date shall occur upon the fulfillment (or waiver by Purchaser) of the following conditions:

(a) the actual and proposed capital expenditures and other expenses of the Company and the Issuer shall be in material compliance with the projections and planned expenditures set out in the NorthMet Project Budget and each of the Company and the Issuer shall have delivered an officer’s certificate to the Purchaser to such effect;

(b) the representations and warranties set forth in Section 5.1 shall be true and correct in all respects on and as of the Tranche C Closing Date, by reference to the facts and circumstances then existing (except for such representations and warranties which refer to or are made as of another specified date, in which case such representations and warranties will have been true and correct in all respects as of that date) and each of the Company and the Issuer shall have delivered an officer’s certificate to the Purchaser to such effect;

(c) the Company and the Issuer shall have executed and delivered to the Purchaser (or to the Purchaser’s counsel in escrow as contemplated by Section 4.4):

(i) the Tranche C Debenture, duly executed by the Issuer;

(ii) a certificate of an officer of the Company and the Issuer respectively confirming that the resolutions referred to in Sections 4.2(d) and 4.2(e) have not been rescinded or modified by the Company or the Issuer, respectively, and a certificate of status, good standing or like certificate with respect to the Issuer and to the Company and issued by appropriate government officials of the jurisdiction of its organization; and

(iii) written confirmation of the Company that its obligations under the Parent Guarantee remain in full force and effect following the issuance of the Tranche C Debenture;

(d) the Purchaser shall have received opinions of counsel to the Company and of counsel to the Issuer, addressed to the Purchaser, substantially in the forms attached hereto as Exhibits K-1 through K-3, but limited to the Tranche C Debenture, the documents executed and delivered by the Issuer in respect of the confirmation of the Company referred to in Section 4.4(c)(iii) above;

(e) the Company and the Issuer shall be in compliance with their covenants hereunder and their covenants in the Ancillary Agreements and the Security Documents, and each of the Company and the Issuer shall have delivered an officer’s certificate to the Purchaser to such effect;

(f) no Event of Default shall have occurred and be continuing, and each of the Company and the Issuer shall have delivered an officer’s certificate to the Purchaser to such effect;

(g) all interest and other payments then payable under the Tranche A Debenture and the Tranche B Debenture shall have been paid on a timely basis and no such payments shall be late or outstanding;

(h) no event has occurred or failed to occur since July 31, 2008 which has had or could reasonably be expected to have a Material Adverse Effect;

(i) the Purchaser shall be satisfied, acting reasonably, that all registrations and other actions necessary to perfect the security interest created by the Security Documents and maintain the priority of the Encumbrances in favour of the Purchaser have been made or taken;

(j) none of the assets of the Company or the Issuer shall be subject to any Encumbrances other than Permitted Encumbrances; and

(k) the Purchaser being satisfied that there is no pending or threatened judicial, administrative or other proceedings, investigations or litigation which seek to adjourn, delay, enjoin, prohibit or impose material limitations on any aspect of the transactions contemplated by this Agreement, the Ancillary Agreements or the Security Documents or which has, or could reasonably be expected to have a Material Adverse Effect.

4.6. Tranche D Closing. On the Tranche D Closing Date, provided the conditions set out in this Section 4.6 below have been fulfilled or waived on or before such date, the Issuer shall promptly deliver to Purchaser’s counsel, in trust, the Tranche D Debenture, registered in the name of the Purchaser, with instructions that such Tranche D Debenture is to be held in escrow for release to the Purchaser only upon payment of the Tranche D Subscription Amount to the Issuer, and confirmation of receipt of such payments by the Issuer. Upon receipt of the Tranche D Debenture by counsel to the Purchaser and the execution and/or delivery of such other documents contemplated hereby to be executed and/or delivered on or prior to the Tranche D Closing, the Purchaser shall promptly cause a wire transfer in same day funds to be sent to the account of the Issuer, as instructed in writing by the Issuer, in an amount equal to the Tranche D Subscription Amount. On the date that the Issuer confirms to the Purchaser’s counsel that such funds have been received (which shall occur promptly following receipt of the Tranche D Subscription Amount), the Tranche D Debenture shall be released to the Purchaser (and the date of receipt of such funds shall be deemed the Tranche D Closing Date). The Tranche D Closing Date shall occur upon the fulfillment (or waiver by Purchaser) of the following conditions:

(a) the actual and proposed capital expenditures and other expenses of the Company and the Issuer shall be in material compliance with the projections and planned expenditures set out in the NorthMet Project Budget and each of the Company and the Issuer shall have delivered an officer’s certificate to the Purchaser to such effect;

(b) the representations and warranties set forth in Section 5.1 shall be true and correct in all respects on and as of the Tranche D Closing Date, by reference to the facts and circumstances then existing (except for such representations and warranties which refer to or are made as of another specified date, in which case such representations and warranties will have been true and correct in all respects as of that date) and each of the Company and the Issuer shall have delivered an officer’s certificate to the Purchaser to such effect;

(c) the Company and the Issuer shall have executed and delivered to the Purchaser (or to the Purchaser’s counsel in escrow as contemplated by Section 4.6):

(i) the Tranche D Debenture, duly executed by the Issuer;

(ii) a certificate of an officer of the Company and the Issuer respectively confirming that the resolutions referred to in Sections 4.2(d) and 4.2(e) have not been rescinded or modified by the Company or the Issuer, respectively, and a certificate of status, good standing or like certificate with respect to the Issuer and to the Company and issued by appropriate government officials of the jurisdiction of its organization; and

(iii) written confirmation of the Company that its obligations under the Parent Guarantee remain in full force and effect following the issuance of the Tranche D Debenture;

(d) the Purchaser shall have received opinions of counsel to the Company and of counsel to the Issuer, addressed to the Purchaser, substantially in the forms attached hereto as Exhibits K-1 through K-3, but limited to the Tranche D Debenture, the documents executed and delivered by the Issuer in respect of the confirmation of the Company referred to in Section 4.4(c)(iii) above;

(e) the Company and the Issuer shall be in compliance with their covenants hereunder and their covenants in the Ancillary Agreements and the Security Documents, and each of the Company and the Issuer shall have delivered an officer’s certificate to the Purchaser to such effect;

(f) no Event of Default shall have occurred and be continuing, and each of the Company and the Issuer shall have delivered an officer’s certificate to the Purchaser to such effect;

(g) all interest and other payments then payable under the Tranche A Debenture, the Tranche B Debenture and the Tranche C Debenture shall have been paid on a timely basis and no such payments shall be late or outstanding;

(h) no event has occurred or failed to occur since July 31, 2008 which has had or could reasonably be expected to have a Material Adverse Effect;

(i) the Purchaser shall be satisfied, acting reasonably, that all registrations and other actions necessary to perfect the security interest created by the Security Documents and maintain the priority of the Encumbrances in favour of the Purchaser have been made or taken;

(j) none of the assets of the Company or the Issuer shall be subject to any Encumbrances other than Permitted Encumbrances; and

(k) the Purchaser being satisfied that there is no pending or threatened judicial, administrative or other proceedings, investigations or litigation which seek to adjourn, delay, enjoin, prohibit or impose material limitations on any aspect of the transactions contemplated by this Agreement, the Ancillary Agreements or the Security Documents or which has, or could reasonably be expected to have a Material Adverse Effect.

4.7. Tranche E Commitment. On fulfillment or waiver of the conditions set out in this Section 4.7 below, the Purchaser shall make available to the Issuer the Tranche E Subscription Amount of $25,000,000 (the “Tranche E Commitment”). On the Tranche E Closing Date, the Issuer shall promptly deliver to Purchaser’s counsel, in trust, the Tranche E Debenture, registered in the name of the Purchaser, with instructions that such Tranche E Debenture is to be held in escrow for release to the Purchaser only upon payment of the Tranche E Subscription Amount to the Issuer, and confirmation of receipt of such payments by the Issuer. Upon receipt of the Tranche E Debenture by counsel to the Purchaser and the execution and/or delivery of such other documents contemplated hereby to be executed and/or delivered on or prior to the Tranche E Closing, the Purchaser shall promptly cause a wire transfer in same day funds to be sent to the account of the Issuer, as instructed in writing by the Issuer, in an amount equal to the Tranche E Subscription Amount. On the date that the Issuer confirms to the Purchaser’s counsel that such funds have been received (which shall occur promptly following receipt of the Tranche E Subscription Amount), the Tranche E Debenture shall be released to the Purchaser (and the date of receipt of such funds shall be deemed the Tranche E Closing Date). The Tranche E Closing Date shall occur upon the delivery by the Issuer to the Purchaser of a copy of a binding term sheet in respect of Senior Construction Financing from a bona fide source or sources which is satisfactory in form and substance to the Purchaser in its discretion, and the fulfillment (or waiver by Purchaser) of the following conditions:

(a) satisfaction of the Publication Condition;

(b) the actual and proposed capital expenditures and other expenses of the Company and the Issuer shall be in material compliance with the projections and planned expenditures set out in the NorthMet Project Budget and each of the Company and the Issuer shall have delivered an officer’s certificate to the Purchaser to such effect;

(c) the representations and warranties set forth in Section 5.1 shall be true and correct in all respects on and as of the Tranche E Closing Date, by reference to the facts and circumstances then existing (except for such representations and warranties which refer to or are made as of another specified date, in which case such representations and warranties will have been true and correct in all respects as of that date) and each of the Company and the Issuer shall have delivered an officer’s certificate to the Purchaser to such effect;

(d) the Company and the Issuer shall have executed and delivered to the Purchaser (or to the Purchaser’s counsel in escrow as contemplated by Section 4.7):

(i) the Tranche E Debenture, duly executed by the Issuer;

(ii) a certificate of an officer of the Company and the Issuer respectively confirming that the resolutions referred to in Sections 4.2(d) and 4.2(e) have not been rescinded or modified by the Company or the Issuer, respectively, and a certificate of status, good standing or like certificate with respect to the Issuer and to the Company and issued by appropriate government officials of the jurisdiction of its organization; and

(iii) written confirmation of the Company that its obligations under the Parent Guarantee remain in full force and effect following the issuance of the Tranche E Debenture;

(e) the Purchaser shall have received opinions of counsel to the Company and of counsel to the Issuer, addressed to the Purchaser, substantially in the forms attached hereto as Exhibits K-1 through K-3, but limited to the Tranche E Debenture, the documents executed and delivered by the Issuer in respect of the NorthMet Lease Mortgage, the Additional Leased Lands Mortgage and the confirmation of the Company referred to in Section 4.7(d)(iii);

(f) the Company and the Issuer shall be in compliance with their covenants hereunder and their covenants in the Ancillary Agreements and the Security Documents, and each of the Company and the Issuer shall have delivered an officer’s certificate to the Purchaser to such effect;

(g) no Event of Default shall have occurred and be continuing, and each of the Company and the Issuer shall have delivered an officer’s certificate to the Purchaser to such effect;

(h) all interest and other payments then payable under the Tranche A Debenture, the Tranche B Debenture, the Tranche C Debenture and the Tranche D Debenture shall have been paid on a timely basis and no such payments shall be late or outstanding;

(i) no event has occurred or failed to occur since July 31, 2008 which has had or could reasonably be expected to have a Material Adverse Effect;

(j) the Issuer shall have executed and registered the NorthMet Lease Mortgage and the Additional Leased Lands Mortgage in the principal amount of US$50,000,000 in accordance with Section 3.3(d), and delivered copies of such registered NorthMet Lease Mortgage and Additional Leased Lands Mortgage to the Purchaser, and shall have paid the mortgage registration fee payable in connection therewith;

(k) the Purchaser shall have received a signed binding commitment to issue title insurance in respect of the leasehold interest of the Issuer in the real property that is mortgaged pursuant to the NorthMet Lease Mortgage and the Additional Leased Lands Mortgage providing for insurance of the NorthMet Lease Mortgage and the Additional Leased Lands Mortgage in the amount of US$50,000,000 and otherwise in form and on terms satisfactory to the Purchaser, and shall have paid the title insurance premium payable in connection therewith;

(l) the Purchaser shall be satisfied, acting reasonably, that all registrations and other actions necessary to perfect the security interest created by the Security Documents and maintain the priority of the Encumbrances in favour of the Purchaser have been made or taken, including delivery of a copy of a consent to the NorthMet Lease Mortgage in form and substance satisfactory to the Purchaser in its discretion, duly executed by RGGS Land & Minerals, Ltd., to the Purchaser;

(m) the Purchaser shall be satisfied, acting reasonably, that all registrations and other actions necessary to perfect the security interest created by the Security Documents and maintain the priority of the Encumbrances in favour of the Purchaser have been made;

(n) none of the assets of the Company or the Issuer shall be subject to any Encumbrances other than Permitted Encumbrances;

(o) the Purchaser being satisfied that there is no pending or threatened judicial, administrative or other proceedings, investigations or litigation which seek to adjourn, delay, enjoin, prohibit or impose material limitations on any aspect of the transactions contemplated by this Agreement, the Ancillary Agreements or the Security Documents or which has, or could reasonably be expected to have a Material Adverse Effect; and

(p) the Outside Date shall not have occurred.

4.8. Post-Closing Covenants. Within 30 days of the Closing Date, the Company and the Issuer shall:

(a) obtain written approval from the NYSE Alternext and final written approval of the TSX in respect of the listing of the Warrant Shares, and deliver copies of such approvals to the Purchaser, which approvals shall not require any amendments or modifications to the terms of the Debentures or the Warrants adverse to the Purchaser; and

(b) deliver a copy of a consent to the Erie Plant Mortgage in the form previously agreed between the parties, with such changes (if any) as are in form and substance satisfactory to the Purchaser in its discretion, duly executed by Cliffs Erie L.L.C., to the Purchaser.

4.9. Compliance with Conditions. Each of the Company and the Issuer agree that all terms and conditions in this Agreement shall be construed as conditions and complied with so far as the same relate to acts to be performed or caused to be performed by the Company and the Issuer, that it will use its commercially reasonable efforts to cause such conditions to be complied with, and any material breach or failure by the Company or the Issuer to comply with any of such conditions shall entitle the Purchaser to terminate its obligations under this Agreement by written notice to that effect given to the Company at or prior to the Closing Time, the Tranche B Closing Date, the Tranche C Closing Date, the Tranche D Closing Date or the Tranche E Closing Date, as the case may be. The Purchaser may waive, in whole or in part, or extend the time for compliance with, any terms and conditions without prejudice to its rights in respect of any other of such terms and conditions or any other or subsequent breach or non-compliance, provided that any such waiver or extension shall be binding upon the Purchaser only if the same is in writing and signed by Purchaser.

5. Representations and Warranties

5.1. Representations and Warranties of the Company and the Issuer. The Company and the Issuer hereby jointly and severally represent and warrant to the Purchaser as of the date of this Agreement, the Closing Date, the Tranche B Closing Date, the Tranche C Closing Date, the Tranche D Closing Date, and the Tranche E Closing Date acknowledging and confirming that the Purchaser is relying thereon without independent inquiry in entering into this Agreement and purchasing the Debentures and Warrants hereunder, that:

(a) Organization, Good Standing and Qualification. Each of the Company and the Issuer is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the corporate power and authority to own its properties and to carry on its business as now being conducted. Each of the Company and the Issuer is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the nature of the business conducted or property owned or leased by it makes such qualification necessary. The only Subsidiary of the Company is the Issuer, which is incorporated under the laws of the State of Minnesota and which is wholly-owned by the Company. Except as set out in Schedule 5.1(a), the Company does not own or hold any shares of, or any other interest in, directly or indirectly, any Person other than the Issuer.

(b) Power and Authority; Authorization. Each of the Company and the Issuer has full corporate power and authority and has taken all requisite action on its part necessary for (i) the authorization, execution and delivery of the Agreements to which it is a party, (ii) authorization of the performance of all of its obligations hereunder and thereunder, and, (iii) in respect of the Company, the authorization, issuance (or reservation for issuance) and delivery of the Securities.

(c) Execution and Binding Obligation. The Agreements have been duly executed and delivered by the Company and the Issuer and the Agreements to which the Company and the Issuer are a party constitute the legal, valid and binding obligations of the Company and the Issuer, respectively, enforceable against the Company and the Issuer, as applicable, in accordance with their terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or (ii) equitable principles relating to the availability of specific performance, injunctive relief and other equitable remedies.

(d) No Action for Winding-Up or Bankruptcy. There has been no voluntary or involuntary action taken either by or against the Company or the Issuer for any such Person’s winding-up, dissolution, liquidation, bankruptcy, receivership, administration or similar or analogous events in respect of such Person or all or any part of its assets or revenues.

(e) Capitalization. Set forth on Schedule 5.1(e) hereto is, in each case as of the date hereof, (a) a description of the authorized capital stock of the Company; (b) the number of shares of capital stock of the Company issued and outstanding; (c) the number of shares of capital stock of the Company issuable pursuant to the Company’s equity compensation plans (including those issuable subject to approval by the Company’s shareholders); and (d) the number of shares of capital stock of the Company issuable and reserved for issuance pursuant to securities (other than the Debentures and the Warrants) exercisable for, or convertible into or exchangeable for any shares of capital stock of the Company. All of the issued and outstanding shares of the Company’s capital stock have been duly authorized and validly issued and are fully paid and nonassessable. Except as set forth on Schedule 5.1(e), no Person is entitled to preemptive or similar statutory or contractual rights with respect to any securities of the Company. Except as set forth on Schedule 5.1(e), there are no outstanding warrants, options, convertible securities or other rights, agreements or arrangements of any character under which the Company is or may be obligated to issue any equity securities of any kind, and except as contemplated by this Agreement, the Company’s equity compensation plans (including those issuable subject to approval by the Company’s shareholders) or set forth on Schedule 5.1(e), the Company is not currently in negotiations for the issuance of any equity securities of any kind. Except as set forth on Schedule 5.1(e), the Company has no knowledge of any voting agreements, buy-sell agreements, option or right of first purchase agreements or other agreements of any kind among any of the securityholders of the Company relating to the securities of the Company held by them. Except as set forth on Schedule 5.1(e), the Company has not granted any Person the right to require the Company to register any securities of the Company under the 1933 Act, whether on a demand basis or in connection with the registration of securities of the Company for its own account or for the account of any other Person.

(f) Valid Issuance. The Company has reserved a sufficient number of Common Shares for the issuance upon exercise of or otherwise pursuant to the Warrants. The Debentures, Warrants, and Warrant Shares are duly authorized, and such Securities, when issued in accordance herewith and, in respect of the Warrant Shares, when issued pursuant to the terms of the Warrants will be validly issued, fully paid, non-assessable and free and clear of all Encumbrances and restrictions, except for restrictions on transfer imposed by applicable securities laws.

(g) Consents. Except as set forth on Schedule 5.1(g), and except for the registration of the Warrant Shares under the 1933 Act pursuant to the Registration Rights Agreement, the filing of a Form 6-K with the SEC and a Form 51-102F3 with each securities regulatory authority in Canada in which the Company is a “reporting issuer” or its equivalent describing the terms of the transactions contemplated by the Agreements, the filing of a report of exempt distribution with the British Columbia Securities Commission under NI 45-106, the filing of a Notice of Private Placement on Form 11, the filing of an additional listing application in respect of the Warrant Shares with the TSX and the NYSE Alternext, any filings required to be made under state or “blue sky” securities laws, and subject to the truth and accuracy of the representations made by the Purchaser in Sections 5.2(c) and 5.1(d) of this Agreement, the execution, delivery and performance by the Company of the Agreements and the offer, issuance and sale of the Securities, require no consent of, action by or in respect of, or filing with, any Person, agency, or official.

(h) Delivery of SEC Filings; Business. The SEC Filings and the Canadian Disclosure Documents represent all filings required to be filed by the Company pursuant to the 1934 Act and Canadian Securities Laws, respectively, since January 31, 2008. When filed, the SEC Filings and the Canadian Disclosure Documents complied as to form in all material respects with the requirements of the 1934 Act and Canadian Securities Laws, respectively, and did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, not misleading. The Company and the Issuer are engaged only in the business described in the SEC Filings and the Canadian Disclosure Documents, and the SEC Filings and the Canadian Disclosure Documents contain a complete and accurate description of the business of the Company and the Issuer in all material respects.

(i) No Material Adverse Change. Since January 31, 2008, there has not been:

(i)	any change in the consolidated assets, liabilities, financial condition or operating results of the Company from that reflected in the financial statements included in the Company’s Form 20-F for the fiscal year ended January 31, 2008, as amended, except changes in the ordinary course of business which have not had, in the aggregate, a Material Adverse Effect;

(ii)	any declaration or payment of any dividend, or any authorization or payment of any distribution, on any of the capital stock of the Company or the Issuer, or any redemption or repurchase of any securities of the Company or the Issuer;

(iii)	any material damage, destruction or loss, whether or not covered by insurance, to any assets or properties of the Company or the Issuer;

(iv)	any waiver by the Company or the Issuer of a material right or of a material debt owed to it;

(v)	any satisfaction or discharge of any Encumbrance or payment of any obligation by the Company or the Issuer, except in the ordinary course of business and which is not material to the assets, properties, financial condition, operating results or business of the Company taken as a whole (as such business is presently conducted and as it is proposed to be conducted);

(vi)	any material change or amendment to a Material Agreement by which the Company or the Issuer or any of their respective assets or properties are bound or subject;

(vii)	any material labor difficulties or labor union organizing activities with respect to employees of the Company or the Issuer;

(viii)	any material transaction entered into by the Company or the Issuer other than in the ordinary course of business; or

(ix)	any other event or condition of any character that may have a Material Adverse Effect.

(j) Form F-3 Eligibility. The Company is eligible to register a secondary offering of its Common Shares on a registration statement on both Form F-10 and Form F-3 under the 1933 Act.

(k) No Conflict, Breach, Violation or Default; Compliance with Law. The execution, delivery and performance of the Agreements by the Company and the Issuer and the issuance and sale of the Securities by the Company and the Issuer will not conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under (i) the Company and the Issuer’s constating documents (including any certificates of designation) or by-laws or any shareholders agreement relating to it, as in effect on the date hereof, or (ii) except where it could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (A) any statute, rule, regulation or order of any Governmental Authority having jurisdiction over the Company or the Issuer or any of their respective properties, or (B) except as set forth on Schedule 5.1(k), any agreement or instrument to which the Company or the Issuer is a party or by which the Company or the Issuer is bound or to which any of the properties of the Company or Issuer is subject (including an event that with notice or lapse of time or both would become a default, and including any event that would give to others any rights of termination, amendment, acceleration or cancellation, with or without notice, lapse of time or both). Except where it could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, each of the Company and the Issuer, to their knowledge, (i) are not in violation of any statute, rule or regulation applicable to the Company or the Issuer or their assets or activities, (ii) are not in violation of any judgment, order or decree applicable to the Company or the Issuer or their assets and, (iii) except as set forth on Schedule 5.1(k), are not in breach or violation of any agreement, note or instrument to which they or their assets are a party or are bound or subject. Neither the Company nor the Issuer has not received written notice from any Person of any claim or investigation that, if adversely determined, would render the preceding sentence untrue or incomplete.

(l) Tax Matters. Except as set forth in Schedule 5.1(l), each of the Company and the Issuer has timely prepared and filed all Tax returns required to have been filed by it with all appropriate Governmental Authorities and paid all Taxes due owed by it, taking into account permitted extensions. The charges, accruals and reserves on the books of the Company and the Issuer in respect of Taxes for all fiscal periods are adequate, and there are no unpaid assessments against the Company or the Issuer nor, to the knowledge of the Company or the Issuer, any basis for the assessment of any additional Taxes, penalties or interest for any fiscal period or audits by any federal, state or local taxing authority except such as which are not material. All Taxes and assessments and levies that the Company or the Issuer is required to withhold or to collect for payment have been duly withheld and collected and paid to the proper Governmental Authority or third party when due, taking into account permitted extensions. There are no Tax liens or claims pending or, to the Company’s knowledge, threatened against the Company, the Issuer or any of their respective assets or property. There are no outstanding Tax sharing agreements or other such arrangements between the Company or the Issuer and any other Person.

(m) Location of Business and Assets. The only jurisdictions (or registration districts within such jurisdictions) in which the Company or the Issuer has any place of business or stores any material tangible assets are as set forth in Schedule 5.1(m).

(n) Ownership of Property. Each of the Company and the Issuer has good and marketable title to all real properties and all other properties and assets owned by it and material to its operations, in each case free from Encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or currently planned to be made thereof by them; and the Company and the Issuer hold any leased real or personal property material to their operations under valid and enforceable leases with no exceptions that would materially interfere with the use made or currently planned to be made thereof by them. Schedule 5.1(n) sets forth a complete and accurate legal description of all the real property owned by the Company and the Issuer. The Company and the

Issuer have adequate rights of ingress and egress for the operation of the business in the ordinary course from and to the Owned Real Property. Neither the Company nor the Issuer owns any real property other than the Owned Real Property, and neither the Company nor the Issuer has agreed to acquire any real property or interest in real property other than the Owned Real Property.

(o) Leased Real Properties. Neither the Company nor the Issuer is party to any lease, sublease, agreement to lease, offer to lease, renewal of lease or other right or interest in or to real property (each a “Lease”) except in respect of the Leased Real Properties. Each Lease is in good standing in all material respects and all amounts owing thereunder have been paid by the Company or the Issuer. Schedule 5.1(o) sets forth a complete and accurate legal description of all the real property leased by the Company and the Issuer. The Company or the Issuer, as applicable, has adequate rights of ingress and egress for the operation of the business from and to Leased Real Property.

(p) Use of Lands. The uses to which the Owned Real Property and the Leased Real Property are being put by the Company or the Issuer are not in breach, in any material respect, of any Applicable Law.

(q) Expropriation. No part of the Owned Real Property or the Leased Real Property of the Company or the Issuer has been taken or expropriated by any Governmental Authority nor has any written notice or proceeding in respect thereof been given or commenced nor is the Company or the Issuer aware of any intent or proposal to give any such notice or commence any such proceedings.

(r) Certificates, Authorities and Permits; Compliance with Laws. Each of the Company and the Issuer possesses adequate certificates, authorities or permits issued by appropriate Governmental Authorities necessary to conduct the business now operated by it which could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect if not obtained, and has not received any written notice of proceedings relating to the revocation or modification of any such certificate, authority or permit. Each of the Company and the Issuer is in compliance with all Applicable Law, non-compliance with which could reasonably be expected to have a Material Adverse Effect.

(s) No Default. Neither the Company nor the Issuer is in default, nor has any event or circumstance occurred which, but for the passage of time or the giving of notice, or both, would constitute a default under any Material Agreement. No Event of Default has occurred and is continuing.

(t) Existing Encumbrances. There are no existing Encumbrances relating to the assets of the Company or the Issuer other than Permitted Encumbrances.

(u) Pension Plans and Benefit Plans. There are no Pension Plans in existence. All Benefit Plans to which the Company or the Issuer is a party are described in Schedule 5.1(u). There has not been any improper withdrawal or application of any asset of the Benefit Plans. There is no proceeding, action, suit or claim, including by any Governmental Authority (other than routine claims for benefits) pending or, to the Company’s knowledge, threatened involving the Benefit Plans, and no fact exists which could give rise to that type of proceeding, action, suit or claim. All contributions or premiums required to be made or paid by the Company or the Issuer in respect of the Benefit Plans have been made or paid in accordance with the terms of such plans and all Applicable Law. All contributions to the Benefit Plans by way of authorized payroll deduction or otherwise have been properly withheld or collected by the Company or the Issuer, as applicable, and have been fully paid into those plans in compliance with the plans and Applicable Law. All reports and disclosures relating to the Benefit Plans required by those plans and any Applicable Law to be filed or distributed have been filed or distributed in compliance with the plans and Applicable Law.

(v) Labor Matters.

(i)	No material labor dispute with the employees of the Company or the Issuer exists or, to the knowledge of the Company or the Issuer, is imminent.

(ii)	Each of the Company and the Issuer has paid all wages and other forms of compensation due and owing and have made and remitted all required statutory and other deductions and there are no outstanding or pending labor or employment-related liabilities.

(iii)	Except as disclosed on Schedule 5.1(v)(iii), (A) neither the Company nor the Issuer is a party to any collective agreement or other labour contract, (B) no union or other labor organization is actively seeking to organize, or to be recognized as, a collective bargaining unit of employees of the Company or the Issuer, and (C) there is no pending or, to the Company’s knowledge, threatened, strike, work stoppage, material unfair labor practice claim, or other material labor dispute against or affecting the Company or the Issuer.

(w) Material Agreements. Neither the Company nor the Issuer is a party or otherwise subject to or bound or affected by any Material Agreement of the type described in clause (ii) of the definition of Material Agreement other than the Material Agreements set out in Schedule 4.2(u). All Material Agreements are in full force and effect, unamended, and neither the Company nor the Issuer or, to their knowledge, any other party to any such agreement is in material default with respect thereto.

(x) Books and Records. All books and records of the Company and the Issuer have been fully, properly and accurately kept and completed in accordance with generally accepted accounting principles (to the extent applicable) and there are no material inaccuracies or discrepancies of any kind contained or reflected therein.

(y) Intellectual Property. Each of the Company and the Issuer owns or possesses adequate rights or licenses to the inventions, know-how, patents, patent rights, copyrights, trademarks, trade names, licenses, approvals, governmental authorizations, trade secrets, confidential information and other intellectual property rights, free and clear of all Encumbrances, equities and other adverse claims, necessary to conduct the business now operated by it and presently contemplated to be operated by it (collectively, “Intellectual Property Rights”), and neither the Company nor the Issuer has received any written notice of infringement of or conflict with asserted rights of others with respect to any Intellectual Property Rights.

(z) Environmental Matters. Except as disclosed in Schedule 5.1(z) and otherwise to the knowledge of the Company and the Issuer, the Company and the Issuer are not in violation of any statute, rule, regulation, decision or order of any Governmental Authority relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), do not own or operate any real property contaminated with any substance that is subject to any Environmental Laws, are not liable for any off-site disposal or contamination pursuant to any Environmental Laws, and are not subject to any claim relating to any Environmental Laws, which violation, contamination, ownership, operation, liability or claim would individually or in the aggregate have a Material Adverse Effect; and neither the Company nor the Issuer are aware of any pending investigation that might lead to such a claim. The business and operations of the Company and the Issuer comply in all material respects with Environmental Laws and the Company and the Issuer hold all permits and licenses necessary to conduct their business and operations in compliance with Environmental Laws. All material costs to ensure compliance with Environmental Laws, including those with respect to future closure and rehabilitation costs, are accurately reflected in the Company’s financial statements.

(aa) Property and Mineral Rights. Schedule 5.1(aa) lists all mineral interests and rights, including claims, concessions, surface rights, easements, exploration licenses and exploitation licenses and leases (collectively, the “Mineral Rights”) associated with the NorthMet Project which are held by the Company or the Issuer or to which either of them is a party. Except as disclosed in Schedule 5.1(aa), or as would not reasonably be expected to have a Material Adverse Effect:

(i)	the Company or the Issuer is the sole legal and beneficial owner of all right, title and interest in and to the Mineral Rights, free and clear of any Encumbrances, except Permitted Encumbrances;

(ii)	all of the Mineral Rights have been properly located and recorded in compliance with Applicable Laws and are comprised of valid and subsisting mineral claims;

(iii)	the Mineral Rights are in good standing under Applicable Laws and all work required to be performed and filed in respect thereof has been performed and filed, all Taxes, rentals, fees, expenditures and other payments in respect thereof have been paid or incurred and all filings in respect thereof have been made;

(iv)	there is no adverse claim against or challenge to the title to or ownership of any of the Mineral Rights;

(v)	the Company or the Issuer has the exclusive right to deal with all of the Mineral Rights;

(vi)	no person other than the Company or the Issuer has any interest in any of the Mineral Rights or the production or profits therefrom or any royalty in respect thereof or any right to acquire any such interest;

(vii)	there are no options, back-in rights, earn-in rights, rights of first refusal or similar provisions or rights which would affect the interest of the Company or the Issuer in any of the Mineral Rights;

(viii)	there are no restrictions on the ability of the Company or the Issuer to use, transfer or exploit any of the Mineral Rights, except pursuant to Applicable Laws;

(ix)	neither the Company nor the Issuer has received any written notice from any Governmental Authority of any revocation or intention to revoke any interest of the Company in any of the Mineral Rights; and

(x)	the Company has all surface rights, including easements and rights of way from landowners or Governmental Authorities, that are required to develop and exploit the NorthMet Project as contemplated in the Wardrop Technical Report and no third party or group holds any such rights that would be required by the Company to develop and exploit the NorthMet Project as contemplated in the Wardrop Technical Report on or before the date hereof.

(bb) Litigation. Except as disclosed in Schedule 5.1(bb), there are no pending actions, suits or proceedings against or affecting the Company or the Issuer or any of their respective properties that, if determined adversely, would individually or in the aggregate have a Material Adverse Effect and, to the knowledge of the Company and the Issuer, no such actions, suits or proceedings are threatened or contemplated. There are no pending actions, suits or proceedings against or affecting the Company or the Issuer that involve this Agreement or any of the other Agreements or the rights of the Purchaser or the obligations of the Company or the Issuer thereunder and, to the knowledge of the Company and the Issuer, no such actions, suits or proceedings are threatened or contemplated.

(cc) Financial Statements. The financial statements included in each SEC Filing present fairly and accurately in all material respects the consolidated financial position of the Company as of the dates shown and its consolidated results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with generally accepted accounting principles in effect from time to time in Canada applied on a consistent basis throughout the periods involved except as set forth in the notes thereto. Except as set forth in the annual financial statements of the Company included in the Company’s Annual Report on Form 20-F for the fiscal year ended January 31, 2008, as amended, neither the Company nor the Issuer have any liabilities, contingent or otherwise, which individually or in the aggregate would result in a Material Adverse Effect.

(dd) Insurance Coverage. The Company and the Issuer maintain in full force and effect insurance coverage that the Company reasonably believes to be adequate against all liabilities, claims and risks against which it is customary for comparably situated companies to insure. All such insurance policies are (i) sufficient for compliance with all requirements of Applicable Law and of all Material Agreements, (ii) are valid, outstanding and enforceable policies, and (iii) provide adequate insurance coverage in at least such amounts and against at least such risks (but including in any event, public liability) as are usually insured against in the same general area by companies engaged in the same or a similar business. All premiums with respect thereto have been paid in accordance with their respective terms, and no written notice of cancellation or termination has been received with respect to any such policy. As of the Closing Date, the certificates of insurance to be delivered to the Purchaser pursuant to Section 4.2(q) will contain accurate and complete descriptions of all material policies of insurance owned or held by the Company or the Issuer on such date.

(ee) Compliance with Listing Requirements. There are no proceedings pending or, to the Company’s knowledge, threatened against the Company relating to the continued listing of the Common Shares on the TSX or the NYSE Alternext.

(ff) Acknowledgment of Dilution. The number of Common Shares issuable pursuant to the Warrants may increase. The Company’s executive officers and directors have studied and fully understand the nature of the transactions being contemplated hereunder and recognize that they have a potential dilutive effect. The board of directors of the Company has concluded in its good faith business judgment that such issuance is in the best interests of the Company. The Company acknowledges that its obligations to issue Common Shares pursuant to the terms of the Warrants are binding on it and enforceable regardless of the dilution that such issuance may have on the ownership interest of the other shareholders of the Company.

(gg) Brokers and Finders. The Purchaser shall have no liability or responsibility for the payment of any commission or finder’s fee to any third party in connection with or resulting from this Agreement or the transactions contemplated hereunder by reason of any agreement of or action taken by the Company. On the Closing Date, the Company shall pay to any finder in connection with the transactions contemplated hereby any finder’s fee(s) owing to such finder pursuant to a separate agreement or arrangement.

(hh) No Integrated Offering. Assuming the accuracy of the Purchaser’s representations and warranties set forth in Sections 5.1(c) and 5.2(d) hereof, neither the Company nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would adversely affect reliance by the Company on Section 4(2) of the 1933 Act and Rule 506 of Regulation D for the exemption from registration for the transactions contemplated hereby or would require registration of the Securities under the 1933 Act, or engaged in any general advertising or general solicitation (as defined in Regulation D) in connection with the offer and sale of the Securities, or would require the integration of this offering with any other offering of securities for purposes of determining the need to obtain shareholder approval of the transactions contemplated hereby under the rules of the TSX or the NYSE Alternext.

(ii) Sarbanes-Oxley Act. The Company is in material compliance with all applicable provisions of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder (the “Sarbanes-Oxley Act”) that are in effect.

(jj) Corporate Governance. The Company is in material compliance with all applicable corporate governance requirements set forth in the rules of the NYSE Alternext currently in effect.

(kk) Internal Controls. In respect of financial reporting for the fiscal year ended January 31, 2008 and all subsequent periods, the Company maintains a system of internal control over financial reporting sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements of the Company in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to the Company’s assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets of the Company is compared with existing assets at reasonable intervals and appropriate actions is taken with respect to any differences. The Company has not been advised of (i) any significant deficiencies in the design or operation of its internal control over financial reporting that could adversely affect its ability to record, process, summarize and report financial data, (ii) any material weaknesses in its internal control over financial reporting or (iii) any fraud, whether or not material, that involves management or other employees who have significant role in the internal control over its financial reporting.

(ll) Disclosure Controls and Procedures. The Company has established and maintains disclosure controls and procedures (as such term is defined in Rules 12a-15(e) and 15d-15(e) of the 1934 Act), which are effective in all material respects to perform the functions for which they are established.

(mm) Independent Registered Public Accountant. PricewaterhouseCoopers LLP, who have audited certain financial statements of the Company and delivered their report with respect to the audited financial statements included in the Company’s Annual Report on Form 20-F for the fiscal year ended January 31, 2008, is an independent registered public accountant with respect to the Company within the meaning of the 1933 Act (including without limitation the Sarbanes-Oxley Act).

(nn) Foreign Private Issuer. The Company is a “foreign private issuer,” as defined in Rule 405 under the 1933 Act.

5.2. Representations and Warranties of the Purchaser. The Purchaser represents and warrants to the Company as of the date of this Agreement, the Closing Date, the Tranche B Closing Date, the Tranche C Closing Date, the Tranche D Closing Date and the Tranche E Closing Date that:

(a) Organization and Existence. The Purchaser is a validly existing corporation, partnership or limited liability company and has all requisite corporate, partnership or limited liability company power and authority to purchase the Securities pursuant to this Agreement and otherwise to carry out its obligations hereunder and under the Ancillary Agreements.

(b) Authorization. The execution, delivery and performance by such Purchaser of this Agreement and the Ancillary Agreements have been duly authorized and this Agreement and the Ancillary Agreements will each constitute the valid and legally binding obligation of the Purchaser, enforceable against the Purchaser in accordance with their terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or (ii) equitable principles relating to the availability of specific performance, injunctive relief and other equitable remedies.

(c) Purchase Entirely for Own Account. The Securities to be received by such Purchaser hereunder will be acquired for such Purchaser’s own account, not as nominee or agent, and not with a view to the distribution (within the meaning of Section 2(11) of the 1933 Act) of any part thereof in violation of U.S. federal or state securities laws (provided that this representation shall not in any way limit such Purchaser’s right to sell the Securities pursuant to the Registration Statement or otherwise in compliance with applicable federal and state securities laws at any time). Such Purchaser is not an Affiliate of the Company. Neither such Purchaser nor any of its Affiliates is a registered broker dealer or an entity engaged in the business of being a broker dealer. Such Purchaser is acquiring the Securities hereunder in the ordinary course of its business. Such Purchaser does not have any agreement or understanding, directly or indirectly, with any Person to distribute (within the meaning of Section 2(a)(ii) of the 1933 Act) any of the Securities.

(d) Investment Experience. The Purchaser acknowledges that it can bear the economic risk and complete loss of its investment in the Securities and has such knowledge and experience in financial or business matters and in private placement transactions of companies similar to the Company so that it is capable of evaluating the merits and risks of the purchase contemplated hereby, and has so evaluated the merits and risks of such purchase.

6. Securities Law Matters

6.1. Disclosure of Information. The Purchaser has had an opportunity to (a) receive documents related to the Company and to ask questions of and receive answers from the Company regarding the Company, its business, finances and operations and the terms and conditions of the offering of the Securities, and (b) receive and read the SEC Filings filed via EDGAR and the Canadian Disclosure Documents filed via SEDAR at least seven (7) days prior to the date hereof. Such Purchaser has sought such accounting, legal and Tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

6.2. Restricted Securities. The Purchaser understands that the Securities are “restricted securities” under the U.S. federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable state laws and regulations such securities may be resold without registration under the 1933 Act only in certain limited circumstances. Such Purchaser understands that the Securities have not been and, except as contemplated in the Registration Rights Agreement, are not required to be registered for resale under the 1933 Act or any state securities laws, and may be offered for resale, assigned or transferred (each, a “transfer”) pursuant only to (A) an effective registration statement under the 1933 Act, (B) Regulation S under the 1933 Act, or (C) an applicable exemption from registration under the 1933 Act, provided that in connection with the transfer of the Securities pursuant to (C) above, such Purchaser shall have delivered to the Company an opinion of counsel of recognized standing, reasonably satisfactory to the Company and its counsel, to the effect that such Securities may be transferred without registration under the 1933 Act, including pursuant to Section 4(1) under the 1933 Act or Rule 144 promulgated under the 1933 Act, as amended (or a successor rule thereto) (collectively, “Rule 144”), provided that no such opinion shall be required in the event of any such proposed transfer pursuant to Rule 144 where there is no volume or manner of sale limitation or Form 144 notice filing requirement and provided further that in connection with any resale pursuant to (B) above the Purchaser shall have delivered a declaration in such form as the Company may prescribe from time to time, and, if required by the registrar and transfer agent for the Securities, an opinion of counsel of recognized standing reasonably satisfactory to the Company and its counsel, to the effect that the proposed resale may be effected without registration under the 1933 Act. The Securities may be pledged in connection with a bona fide margin account or other loan or financing arrangement secured by the Securities and such pledge of Common Shares shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Purchaser effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement, including this Section 6.2.

6.3. Legends. It is understood that certificates evidencing the Securities may bear one or all of the following legends or legends substantially similar thereto:

NEITHER THESE SECURITIES NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR THE APPLICABLE LAWS OF ANY OTHER JURISDICTION. THESE SECURITIES AND THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

THIS SECURITY DOES NOT REQUIRE PHYSICAL SURRENDER OF THE SECURITY IN THE EVENT OF A PARTIAL REDEMPTION OR EXERCISE. AS A RESULT, FOLLOWING ANY PARTIAL REDEMPTION OR EXERCISE OF ANY PORTION OF THIS SECURITY, THE OUTSTANDING PRINCIPAL AMOUNT REPRESENTED BY THIS NOTE MAY BE LESS THAN THE PRINCIPAL AMOUNT AND ACCRUED INTEREST SET FORTH BELOW AND/OR THE NUMBER OF SHARES OF COMMON STOCK FOR WHICH THIS WARRANT MAY BE EXERCISED MAY BE LESS THAN THE NUMBER OF SHARES SET FORTH BELOW.

The legends set forth above shall be removed from any existing certificates evidencing outstanding Securities, and the Company shall promptly cause certificates without such legends to be issued in replacement thereof to the holders of such Securities upon which they are stamped (and to the holders of any Warrant Shares thereafter issued upon exercise of the Warrants) if such Securities (i) are registered for resale under the 1933 Act, (ii) are being sold pursuant to Regulation S under the 1933 Act, and the holder provides the Company with a declaration, in a form prescribed by the Company, to that effect, and, if required by the registrar and transfer agent for the Company’s securities, a legal opinion of counsel of recognized standing reasonably satisfactory to the Company and its counsel that the proposed transfer may be effected without registration under the 1933 Act, (iii) are being sold pursuant to Rule 144, and the holder provides an opinion of counsel, of recognized standing reasonably satisfactory to the Company and its counsel, to the effect that the proposed transfer may be effected without registration under the 1933 Act, or (iv) become eligible for resale without restriction under Rule 144(b)(i). In the event that the Company does not issue unlegended certificates for any Warrant Shares as required under this Section 6.3 within five (5) Business Days of a written request to do so, by electronic delivery of a securities entitlement to the applicable participant account at the Depositary Trust Company, as specified in such written request, the Company shall be liable to the Purchaser (or subsequent holder thereof) for damages in an amount of US$1,000 cash for each such day beyond the replacement date (or issuance date, in the case of newly exercised Warrants) that such unlegended certificates are not issued and delivered to the Purchaser or subsequent holder as provided herein.

6.4. Additional Canadian Legends. For purposes of complying with Canadian Securities Laws, the Purchaser understands and acknowledges that all of the certificates representing the Securities shall bear the following additional legend:

“UNLESS PERMITTED UNDER CANADIAN SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE FEBRUARY 1, 2009”.

In addition, for purposes of complying with applicable policies of the TSX, the Purchaser understands and acknowledges that all of the certificates representing the Warrant Shares shall bear the following additional legend (until such date as the foregoing legend, and the legend referred to in Section 6.4, are removed):

“DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS OF STOCK EXCHANGES IN CANADA.”

6.5. Accredited Investor. At the time such Purchaser was offered the Securities, it was, and at the date hereof it is, and on each date on which it exercises any Warrants it will be either: (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the 1933 Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the 1933 Act. Such Purchaser is not required to be registered as a broker-dealer under Section 15 of the 1934 Act.

6.6. Canadian Securities Law Matters. The Purchaser certifies that it is not resident in British Columbia and acknowledges that: (i) no securities commission or similar regulatory authority has reviewed or passed on the merits of the Securities; (ii) there is no government or other insurance covering the Securities; (iii) there are risks associated with the purchase of the Securities; (iv) there are restrictions on the Purchaser’s ability to resell the Securities and it is the responsibility of the Purchaser to find out what those restrictions are and to comply with them before selling the Purchased Securities; (vi) the Company has advised the Purchaser that the Company is relying on an exemption from the requirements to provide the Purchaser with a prospectus and to sell securities through a person registered to sell securities under Canadian Securities Laws and as a consequence of acquiring Securities pursuant to this exemption, certain statutory rights of rescission or damages will not be available to the Purchaser.

6.7. No General Solicitation. The Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement (as those terms are used in Regulation D).

6.8. Reliance on Exemptions. The Purchaser understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company (and its counsel in rendering an opinion to the Purchaser) is relying upon the truth and accuracy of, and the Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Securities.

6.9. No Governmental Review. The Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

6.10. Residency. The Purchaser is a resident of that jurisdiction specified above its address on the signature page hereto.

6.11. Prohibited Transactions. Since the time when the Purchaser was first contacted by the Company regarding the transactions contemplated hereby, neither the Purchaser nor any Person acting on behalf of or pursuant to any understanding with the Purchaser (collectively, “Trading Affiliates”) has, directly or indirectly, effected or agreed to effect any short sale, whether or not against the box, established any “put equivalent position” (as defined in Rule 16a-1(h) under the 1934 Act) with respect to the Common Shares, granted any other right (including, any put or call option) with respect to the Common Shares or with respect to any security that includes, relates to or derived any significant part of its value from the Common Shares or otherwise sought to hedge its position in the Common Shares (each, a “Prohibited Transaction”), and neither the Purchaser nor its Trading Affiliates will enter into a Prohibited

Transaction after the date hereof until the consummation of the transactions contemplated hereby is announced pursuant to the filing of a Form 6-K with the SEC by the Company, which the Company agrees to file within two (2) business days following the Closing Date.

7. Covenants and Agreements of the Company and the Issuer. Each of the Company and the Issuer covenants that it will, and will cause the other to, comply with the following obligations:

7.1. Rule 144. The Company agrees to make publicly available on a timely basis the information necessary to enable Rule 144 under the 1933 Act to be available for resale.

7.2. Execution and Delivery of Documents. The Company and the Issuer shall duly execute and deliver the Agreements at the Closing on the Closing Date and comply with and satisfy all terms, conditions and covenants therein contained to be complied with or satisfied by the Company and the Issuer.

7.3. Fulfillment of Conditions. The Company and the Issuer shall use commercially reasonable efforts to fulfill or cause to be fulfilled, (i) at or prior to the Closing Date, each of the conditions set out in Section 4.2 to be fulfilled by or on behalf of the Company and the Issuer; (ii) at or prior to each of the subsequent closing dates, each of the closing conditions set out in Sections 4.4, 4.5, 4.6 and 4.7 to be fulfilled by or on behalf of the Company and the Issuer.

7.4. Reporting Issuer; Foreign Private Issuer. The Company shall use its commercially reasonable efforts to maintain its status (a) as a reporting issuer not in default in each of the provinces and territories of Canada, and (b) as a “foreign private issuer,” as defined in Rule 405 under the 1933 Act.

7.5. Securities. The Issuer shall ensure that the Debentures shall be duly and validly created, authorized and issued on payment of the Subscription Price therefor and shall correspond in all respects to the form of Debenture attached hereto as Exhibit A. The Company shall ensure that the Warrants shall be duly and validly created, authorized and issued on payment of the purchase price therefor and shall correspond in all respects to the form of Warrants attached hereto as Exhibit B-1 and Exhibit B-2, respectively.

7.6. Reservation of Common Shares Issuable upon Exercise of Warrants. The Company hereby agrees at all times to reserve and keep available out of its authorized but unissued Common Shares, solely for the purpose of providing for the full exercise of the Warrants, such number of Common Shares as shall from time to time equal 125% of the sum of the number of shares sufficient to permit the full exercise of the Warrants in accordance with the terms of the Warrants.

7.7. Press Releases. The Company shall use reasonable commercial efforts to submit to the Purchaser for approval any press release or other publicity concerning this Agreement or the transactions contemplated by this Agreement at least two (2) business days prior to issuance, such approval not to be unreasonably withheld. The Company shall issue a press release concerning the fact and material terms of this Agreement within one (1) business day of the Closing, which press release shall first be submitted to the Purchaser for approval, such approval not to be unreasonably withheld.

7.8. No Conflicting Agreements. The Company and the Issuer will not take any action, enter into any agreement or make any commitment that would conflict or interfere in any material respect with their obligations to the Purchaser under the Agreements.

7.9. Compliance with Laws. So long as the Purchaser beneficially owns any Securities, the Company and the Issuer will use reasonable efforts to comply in all material respects with all Applicable Law of all Governmental Authorities.

7.10. Listing of Warrant Shares and Related Matters. The Company hereby agrees, promptly following the Closing of the transactions contemplated by this Agreement, to take such action, if any, to cause the Warrant Shares to be listed on the TSX and the NYSE Alternext as promptly as possible but no later than the effective date of the registration contemplated by the Registration Rights Agreement. The Company further agrees that if the Company applies to have its Common Shares or other securities traded on any other principal stock exchange or market, it will include in such application the Warrant Shares and will take such other action as is necessary to cause such Common Shares to be so listed. For so long as any Securities remain outstanding, the Company will take all action necessary to continue the listing and trading of its Common Shares on the NYSE Alternext, the TSX, the New York Stock Exchange or the Nasdaq Stock Market (collectively, “Approved Markets”), and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of such exchange or market, as applicable, to ensure the continued eligibility for trading of the Warrant Shares thereon.

8. Access. For so long as any obligation of the Issuer exists under the Debentures, the Company and the Issuer shall during normal business hours provide the Purchaser and its representatives with reasonable access to the assets, books, records, personnel and premises of the Company and the Issuer to conduct all investigations and inquiries which the Purchaser may reasonably request. Any such request for access shall be at the sole discretion of the Purchaser, provided that: (a) the Purchaser shall act reasonably in the conduct of any such investigation; (b) the Purchaser shall provide at least two (2) Business Days notice of any such request for access; (c) the Purchaser shall use any confidential information received via access provided hereunder only for purposes related to the financing transactions contemplated hereby through issuance of the Debentures and the Warrants; and (d) the Company and the Issuer shall not be obligated to provide to the Purchaser any confidential information if contrary to Applicable Laws.

9. Senior Construction Financing. At any time after the Closing Date, the Company shall have the right to arrange Senior Construction Financing, at which time the Purchaser shall agree to subordinate the lien priority of the security contemplated by the Security Documents provided that the terms and conditions set forth in any intercreditor agreement or similar arrangement (the “Intercreditor Agreement”) to be entered into between the Company, the Purchaser and the holder of, or agent for the holder of, such Senior Construction Financing are reasonably satisfactory in form and substance to the Purchaser. The Company shall consult with the Purchaser with respect to the terms, conditions and structure of any proposed Senior Construction Financing. In the event that the Company and the Purchaser cannot agree to the terms and conditions and structure of the proposed Senior Construction Financing or of the Intercreditor Agreement after a reasonable period of negotiation (a “Failure to Agree”), the Company may give written notice (a “Warning Notice”) to the Purchaser of such Failure to Agree. After receipt of the Warning Notice, the Company and the Purchaser shall continue to negotiate in good faith for ten (10) Business Days thereafter the terms and conditions of the Intercreditor Agreement. If after such ten (10) Business Day period no agreement has been reached between the Company and the Purchaser as to the terms and conditions of the Intercreditor Agreement, the Company shall redeem the Debentures in accordance with the terms and conditions of the Debentures.

10. Survival. All representations and warranties contained in this Agreement shall survive the Closing of the transactions contemplated hereby until the expiration of the applicable statute of limitations.

11. Miscellaneous.

11.1. Successors and Assigns. This Agreement may not be assigned by the Company or the Issuer without the prior written consent of the Purchaser, which consent may be withheld in the Purchaser’s sole discretion. After notice duly given, the Purchaser may assign its rights and delegate its duties hereunder in whole or in part to an Affiliate or to any other Person to which the Purchaser has transferred or assigned all or part of its Tranche A Debenture, Tranche B Debenture or Warrants in accordance with the terms of the Debentures and Warrants, provided in each case that such transferee or assignee acknowledges in writing to the Company and the Issuer that the representations and warranties contained in Sections 5.2(c) and 5.2(d) hereof shall apply to such transferee or assignee. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

11.2. Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

11.3. Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

11.4. Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given only upon delivery to each party to be notified by (i) personal delivery, (ii) facsimile, with electronic confirmation of transmittal, (iii) certified mail, return receipt requested, or (iv) an internationally recognized overnight air courier, addressed to the party to be notified at the address as follows, or at such other address as such party may designate by ten (10) days’ advance written notice to the other party:

If to the Company or the Issuer:

PolyMet Mining Corp.

1177 West Hastings Street, Suite 1003

Vancouver, British Columbia V6E 2K3

Attn: Chief Financial Officer

Fax: (604) 669-4705

With a copy to (which shall not constitute notice):

Troutman Sanders LLP

The Chrysler Building

405 Lexington Avenue

New York, New York 10174

Attn: Henry I. Rothman

Fax: (212) 704-5950

and to:

Farris, Vaughan, Wills & Murphy LLP

700 West Georgia Street

Suite 2200

Vancouver, British Columbia

V7Y 1B3

Attn: Mitchell Gropper

Fax: (604) 661-9349

If to the Purchaser:

Glencore AG

Baarermattstrasse 3

CH-6341 Baar

Switzerland

Attn: Stephen Rowland/Rajiv Singhal

Fax: +41 41 709 3000

With a copy to (which shall not constitute notice):

Davies Ward Phillips & Vineberg LLP

44th Floor, 1 First Canadian Place

Toronto, Ontario M5X 1B1

Attn: Kenneth G. Klassen

Fax: (416) 863-0871

11.5. Expenses. The parties hereto shall each pay the legal fees and disbursements of their respective legal counsel in connection with the preparation, negotiation, execution and delivery of this Agreement, the Ancillary Documents and the Security Documents. The Company shall pay all fees and expenses of any placement agents or finders in connection with the transactions contemplated by this Agreement pursuant to a separate agreement between such parties. All other fees and expenses incurred in connection with the transactions contemplated herein, including filing and recording fees in respect of the Security Documents, shall be paid solely by the Company.

11.6. Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Purchaser.

11.7. Severability. If one or more provisions of this Agreement are held to be unenforceable under Applicable Law, such provision shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

11.8. Entire Agreement. This Agreement, including the Exhibits and Schedules hereto, the other Agreements, and the other documents contemplated hereby and thereby constitute the entire agreement among the parties hereof with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof and thereof, including the term sheets dated September 3, 2008 and October 13, 2008 among the Purchaser, the Company and the Issuer, as amended.

11.9. Further Assurances. The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

11.10. Specific Performance; Indemnification.

(a) The parties hereto shall be entitled to specific performance of each of the other parties’ obligations under the Agreements.

(b) The Company and the Issuer, jointly and severally, on the one hand, and the Purchaser on the other hand, shall indemnify the other and hold it harmless from any loss, cost, expense or fees (including reasonable attorneys’ fees and expenses) arising out of any breach of any representation, warranty, covenant or agreement in any of the Agreements, or arising out of the enforcement of this Section 11.10.

11.11. Jurisdiction. The parties hereby agree that all actions or proceedings arising directly or indirectly from or in connection with this Agreement or the other Agreements shall be litigated only in the Supreme Court of the State of New York or the United States District Court for the Southern District of New York located in New York County, New York. The parties consent to the jurisdiction and venue of the foregoing courts and consent that any process or notice of motion or other application to either of said courts or a judge thereof may be served inside or outside the State of New York or the Southern District of New York by registered mail, return receipt requested, directed to the party being served at its address set forth in this Agreement (and service so made shall be deemed complete three (3) days after the same has been posted as aforesaid) or by personal service or in such other manner as may be permissible under the rules of said courts. Each of the parties hereto hereby waives any right to a jury trial in connection with any litigation pursuant to this Agreement or the other Agreements.

11.12. Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the parties hereto will be entitled to specific performance under the Agreements. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Agreements and hereby agrees to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

11.13. Payment Set Aside. To the extent that the Company or the Issuer makes a payment or payments to the Purchaser pursuant to any of the Agreements or the Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company or the Issuer, a trustee, receiver or any other person under any law (including any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

11.14. Usury. To the extent it may lawfully do so, the Company and the Issuer hereby agree not to insist upon or plead or in any manner whatsoever claim, and will resist any and all efforts to be compelled to take the benefit or advantage of, usury laws wherever enacted, now or at any time hereafter in force, in connection with any claim, action or proceeding that may be brought by the Purchaser in order to enforce any right or remedy under any of the Agreements. Notwithstanding any provision to the contrary contained in any of the Agreements, it is expressly agreed and provided that the total liability of the Company or the Issuer under the Agreements for payments in the nature of interest shall not exceed the maximum lawful rate authorized under Applicable Law (the “Maximum Rate”), and, without limiting the foregoing, in no event shall any rate of interest or default interest, or both of them, when aggregated with any other sums in the nature of interest that the Company or the Issuer may be obligated to pay under the Agreements exceed such Maximum Rate. It is agreed that if the maximum contract rate of interest allowed by law and applicable to the Agreements is increased or decreased by statute or any official governmental action subsequent to the date hereof, the new maximum contract rate of interest allowed by law will be the Maximum Rate applicable to the Agreements from the effective date of such increase or decrease forward, unless such application is precluded by Applicable Law. If under any circumstances whatsoever, interest in excess of the Maximum Rate is paid by the Company or the Issuer to the Purchaser with respect to indebtedness evidenced by the Agreements, such excess shall be applied by the Purchaser to the unpaid principal balance of any the indebtedness or be refunded to the Company or the Issuer, as applicable, the manner of handling such excess to be at the Purchaser’s election.

11.15. Secured Obligation. The parties acknowledge and agree that the obligations of the Company and the Issuer under the Agreements, including but not limited to the Debentures, are or will be upon issuance subject to the security interest granted by the Company and the Issuer pursuant to the Security Documents and the security interest granted by the Company and the Issuer pursuant to the Security Documents and that such obligations are “Obligations” under each such Security Document. The Company and the Issuer shall take any and all actions requested by the Purchaser in order to grant the Purchaser a first priority security interest in the assets of the Company and the Issuer specified in the Security Documents.

[REMAINDER OF PAGE INTENTIONALLY BLANK]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

The Company:	POLYMET MINING CORP.		Address for Notice:

	By:	/s/ Douglas Newby	Suite 1003 - 1177 West Hastings Street
	Name:	Douglas Newby	Vancouver, British Columbia
	Title:	Chief Financial Officer	Canada V6E 2K3
Telephone: (604) 669-4701
Fax: (604) 669-4705

With a copy (which shall not constitute notice) to:

Troutman Sanders LLP
The Chrysler Building
405 Lexington Avenue
New York, New York 10174
Attn: Henry Rothman
Fax: (212) 704-5950

Farris, Vaughan, Wills & Murphy LLP
700 West Georgia Street
Suite 2200
Vancouver, British Columbia
V7Y 1B3
Attn: Mitchell Gropper
Fax: (604) 661-9349

The Issuer:	POLY MET MINING, INC.		Address for Notice:

	By:	/s/ Douglas Newby	6500 County Road 666
	Name:	Douglas Newby	Hoyt Lakes, Minnesota
	Title:	Chief Financial Officer	U.S.A. 55750 - 0475
Attn:
Fax:

The Purchaser:

GLENCORE AG

	By:	/s/ Stephen Rowland
	Name:	Stephen Rowland
	Title:	Trader

Subscription Amount:	US$50,000,000

Resident:	Switzerland

Address for Notices:	Baarermattstrasse 3
CH-6341, Baar
Switzerland

Telephone: +41 41 709 2000
Facsimile: +41 41 709 3000

with a copy (which shall not constitute notice) to:

Davies Ward Phillips & Vineberg LLP
44th Floor, 1 First Canadian Place
Toronto, Ontario M5X 1B1
Attn: Kenneth G. Klassen
Fax: (416) 863-0871